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EXHIBIT 11


COMPUTATION OF NET EARNINGS AND SHARES
USED IN ARRIVING AT NET EARNINGS PER SHARE
THREE MONTHS ENDED SEPTEMBER 30, 1995


                                         Primary and Fully Diluted
                                         -------------------------

                                            Three Months Ended
                                            September 30, 1995
                                            ------------------
Earnings:
--------

Net earnings                                 $       920,221
                                             ---------------

Less:  Dividends on preferred stock                      --
                                             ---------------

Net earnings applicable to common stock      $       920,221
                                             ===============

Computation of weighted number of
 shares outstanding:
--------------------

Shares outstanding on a diluted basis              5,516,414
                                             ===============





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